EXHIBIT 10.13


                           SOFTWARE LICENSE AGREEMENT
                           --------------------------
                          (Unocal Agreement No. 09580)


            SOFTWARE LICENSE AGREEMENT ("Agreement"), entered into by and between Union Oil Company of California doing business as Unocal with offices at 376 South Valencia, Brea, California 92621 ("LICENSOR") and National Auto/Truckstops, Inc., with offices at 1650 E. Golf Road, Schaumburg, Illinois 60196 ("LICENSEE").

            WHEREAS, LICENSOR and LICENSEE have entered into an Asset Purchase Agreement, dated as of November 23, 1992 (the "Asset Purchase Agreement"); and

            WHEREAS, each of LICENSOR and LICENSEE is obligated under the Asset Purchase Agreement to enter into this Agreement; and

            WHEREAS, LICENSOR has developed and/or had developed for it a proprietary software program called Access 76 software comprised of source, object and executable code as well as related procedural code ("Licensed Programs"); and

            WHEREAS, LICENSOR has developed the Licensed Programs for LICENSOR's own internal use and LICENSOR has not released the Licensed Programs for general distribution; and

             WHEREAS, LICENSEE desires to acquire the Licensed Programs for its own internal use; and

            WHEREAS, in order to enhance LICENSOR's relationship with LICENSEE, LICENSOR has agreed to provide a no-charge license to LICENSEE to use the Licensed Programs in accordance with the terms and conditions of this Agreement.

            NOW, THEREFORE, in consideration of the foregoing premises and the covenants and promises in this Agreement, LICENSOR and LICENSEE hereby agree as follows:

                                ARTICLE I

                                 PURPOSE

            1.1 Each capitalized term used herein but not otherwise defined shall have the respective meaning assigned to it in the Asset Purchase Agreement.

            1.2 LICENSEE voluntarily requests that LICENSOR license the use of the Licensed Programs to LICENSEE for LICENSEE to use the Licensed Programs at LICENSEE'S sole risk. LICENSEE acknowledges that the Licensed Programs are not






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released or intended by LICENSOR for general distribution and may contain known and unknown errors.

            1.3 LICENSOR shall license to LICENSEE, at no charge, the Licensed Programs in source code form with some selected documentation sufficient for LICENSEE to make use of the Licensed Programs.

            1.4 LICENSOR shall not provide maintenance, upgrade, and enhancement support or services for the Licensed Programs. LICENSOR is not in the trade or business of developing software such as the Licensed Programs and LICENSOR shall have no obligation to provide any support for the Licensed Programs regardless of whether or not it is released by LICENSOR as a commercial product for general distribution.

                               ARTICLE II

                            GRANT OF LICENSE

            2.1 LICENSOR hereby grants to LICENSEE, and LICENSEE hereby accepts a nonexclusive, royalty-free license to install and use the Licensed Programs solely for LICENSEE's own internal use. LICENSOR hereby grants to LICENSEE the right to sublicense only the Access 76 portion of the Licensed Programs in object code form (not source code) to Operators, Resellers, franchisees or other Persons whether or not associated with the A/TS Network. LICENSOR agrees that it will not sublicense the source code to other Persons. Both parties agree that each will not grant any license or sublicense to the Access 76 portion for the Licensed Programs to any third party for use in a manner and marketing area likely to be in competition with the operations of the other party and/or its Affiliates.

            2.2 LICENSEE may make a reasonable number of copies of the Licensed Programs solely for backup purposes and for purposes of sublicensing in accordance with Paragraph 2.1. LICENSEE shall place LICENSOR's copyright and/or proprietary rights notices on any such backup copies of the Licensed Program(s) which LICENSEE makes.

                              ARTICLE III

                         LICENSEE'S OBLIGATIONS

            3.1 LICENSEE shall treat the Licensed Programs as the confidential trade secret of LICENSOR, and LICENSEE shall not disclose or make available the Licensed Programs in any form whatsoever to any third party, except for those employees, agents or sublicensees (as permitted under Paragraph 2.1) of LICENSEE that have agreed to use and keep confidential the Licensed Program(s) as provided in this






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Agreement.  LICENSEE shall not use or sublicense the Licensed Programs beyond the scope of the license granted herein.

            3.2 LICENSEE agrees that unless it has LICENSOR's prior written permission, it will not associate the Licensed Programs or any results obtained from the use thereof with LICENSOR or LICENSEE's operation.

            3.3 LICENSEE acknowledges that in order to be executed, the Licensed Program requires certain third party software, described more fully in Schedule
I. LICENSEE further acknowledges that LICENSOR does not have the right to grant sub-licenses to such software. LICENSEE agrees that prior to use of the Licensed Program in any manner, LICENSEE will obtain necessary Licenses from the vendors of such third-party software.

                               ARTICLE IV

                                  TERM

            4.1 This Agreement is effective on the first date written in the signature section or on the date LICENSEE actually receives the Licensed Programs, whichever is earlier. This Agreement and the license shall expire ninety-nine (99) years after the effective date.

            4.2 LICENSOR may terminate this Agreement at any time by notice to LICENSEE if LICENSEE breaches any material term or condition of this Agreement and fails to cure any such breach within thirty (30) days of LICENSEE's receipt of notice of breach. On any termination, LICENSEE shall, at LICENSOR's direction, return or destroy all copies of the Licensed Programs and cease all use of the Licensed Programs or any derivative work.

                                ARTICLE V

                              CONSIDERATION

            No monetary condition is given for this license. Neither party shall charge the other any fees or expenses relating to this Agreement. Each party shall bear its own expenses resulting from this Agreement, if any.

                               ARTICLE VI

             EXCLUSION OF WARRANTIES; LIMITATION OF LIABILITY

            6.1 LICENSOR MAKES NO REPRESENTATION, GUARANTEE, OR WARRANTY WHATSOEVER WITH RESPECT TO THE LICENSED PROGRAMS, WHETHER EXPRESS OR IMPLIED, WHETHER ARISING BY






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CUSTOM, TRADE USAGE, COURSE OF PERFORMANCE OR OTHERWISE, AND WHETHER REGARDING
ITS ACCURACY, OR ITS SUITABILITY FOR LICENSEE'S PURPOSES OF OTHERWISE. LICENSOR SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE. LICENSEE ACKNOWLEDGES THAT THE LICENSED PROGRAMS WERE DEVELOPED BY LICENSOR FOR LICENSOR'S OWN USE, AND LICENSEE AGREES TO ACCEPT EACH OF THE LICENSED PROGRAMS "AS IS."

            6.2 IN NO EVENT SHALL LICENSOR BE LIABLE TO ANY PARTY FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND RESULTING FROM LOSS OF USE, DATA, OR PROFITS, OR ARISING OUT OF THIS AGREEMENT OR LICENSEE'S USE OF ANY OF THE LICENSED PROGRAMS, IRRESPECTIVE OF WHETHER LICENSOR MAY HAVE BEEN NOTIFIED THAT SUCH DAMAGES WERE FORESEEABLE OR LIKELY, AND IRRESPECTIVE OF THE CAUSE OF ACTION OR THEORY UPON WHICH LIABILITY FOR SUCH DAMAGES MIGHT BE ALLEGED, INCLUDING BUT NOT LIMITED TO INFRINGEMENT, NEGLIGENCE (ACTIVE OR PASSIVE) OR OTHER TORT, BREACH OF CONTRACT, BREACH OF DUTY OR WARRANTY (EXPRESS OR IMPLIED), STRICT LIABILITY, OR OTHERWISE WHETHER AT LAW, IN EQUITY, OR OTHERWISE.

            6.3 Each party agrees to unconditionally release, defend, indemnify and hold the other party (indemnitee) harmless from and against any and all claims, actions, liabilities, expenses, or damages (including but not limited to attorney's fees and litigation expenses incurred by indemnitee to enforce this Agreement or to prevent its breach, or both), hereinafter "claims," arising out of the use of the Licensed Programs by the indemnifying party and/or its licensee(s). LICENSEE AND LICENSOR STIPULATE THAT THIS AGREEMENT IS NOT AN AGREEMENT AFFECTING THE PUBLIC, NOR IS IT A "CONSTRUCTION CONTRACT" (AS DEFINED BY CALIFORNIA CIVIL CODE SECTION 2783), OR AN AGREEMENT CONTAINED IN, COLLATERAL TO, OR AFFECTING A CONSTRUCTION CONTRACT.

            6.4 The indemnity provided herein is intended by the parties to be effective to the maximum extent permitted by the applicable law and should be so construed and interpreted by any reviewing court or arbitrator.

                               ARTICLE VII

                                 GENERAL

            7.1 The obligations of the parties in Article 3 and Article 6 shall survive any expiration or termination of this Agreement.







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            7.2 This Agreement, together with the Asset Purchase Agreement, states the entire agreement between the parties concerning its subject matter and supersedes all related prior oral and written negotiations and understandings. No representation, condition, understanding, statement of intention or agreement of any kind, oral or written, shall bind either party unless set forth or specifically incorporated in this Agreement.

            7.3 No waiver, alteration, modification or cancellation of any of the provisions of this Agreement shall be binding unless made in writing and signed by the parties. The waiver by either party of any breach of this Agreement shall not be a waiver of any subsequent breach, nor shall it be a waiver of the underlying obligation.

            7.4 The license to use the Licensed Programs is personal to LICENSEE and LICENSEE may not transfer, sublicense or disclose the Licensed Programs to any other party or assign this Agreement, except as provided expressly in this Agreement, without the express written permission of LICENSOR. Notwithstanding the foregoing, LICENSEE may assign its rights under this Agreement to any of its lenders upon the sale (whether by sale of stock, merger, sale of assets or otherwise) of all or substantially all of the assets of the business conducted by LICENSEE. Any such assignment shall not relieve LICENSEE of its obligations under Articles 3 and 6.

            7.5 If any provision in this Agreement is, for any reason, held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision contained in this Agreement.

            7.6 All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (i) if personally delivered, when so delivered, (ii) if mailed, two Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (iii) if given by telex or telecopier, once such notice or other communication is transmitted to the telex or telecopier number specified below and the appropriate answer back or telephonic confirmation is received, provided that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (ii) above or (iv) if sent through a reputable overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:







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            If to UNOCAL:

                  Union Oil Company of California
                  P.O. Box 76
                  376 South Valencia Avenue
                  Brea, California  92621
                  Attn:  Chief License Counsel
                  (for legal notices)
                  Telecopy:  (714) 577-1297

            If to LICENSEE:

                  National Auto/Truckstops, Inc.
                  c/o Unocal Products and Chemicals Division
                  1650 East Golf Road
                  Schaumburg, Illinois  60196-1088
                  Attn:  William Osborne
                  Telecopier:  (708) 330-5835

                  Copy to:    The Clipper Group, L.P.
                              Park Avenue Plaza
                              55 East 52nd Street
                              New York, New York  10055
                              Attn:  Louis J. Mischianti
                              Telecopier:  (212) 318-1360

                  Copy to: Paul, Weiss, Rifkind, Wharton & Garrison 1285 Avenue of the Americas
                              New York, New York 10019-6064
                              Attn: Stuart I. Oran, Esq.
                              Telecopier: (212) 757-3990

Either party may give notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless it actually is received by the individual for whom it is intended. Either party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

            7.7 THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, EXCLUDING ITS CONFLICT OF LAWS RULES.






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                              ARTICLE VIII

                               SIGNATURES


NATIONAL AUTO/TRUCKSTOPS, INC.         UNION OIL COMPANY OF CALIFORNIA


By:  /s/ James Bauchiero                By:  /s/ A.J. Eliskalns
   -----------------------------           -----------------------------
   Name: James Bauchiero                   Name: A.J. Eliskalns
   Title: Vice President and               Title:  Vice President
          Chief Financial Officer